As filed with the Securities and Exchange Commission on September 19th, 1996
                                                        Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                  --------------------------------------------


                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        STERLING CHEMICALS HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                            76-0185186
     (State or other jurisdiction of                          (I.R.S. Employer
     incorporation or organization)                          Identification No.)

                          1200 Smith Street, Suite 1900
                            Houston, Texas 77002-4312
          (Address, including zip code, of Principal Executive Offices)


                        Sterling Chemicals Holdings, Inc.
                        1996 Employee Stock Purchase Plan

                            (Full title of the plan)


                                F. Maxwell Evans
                  Vice President, General Counsel and Secretary
                        Sterling Chemicals Holdings, Inc.
                          1200 Smith Street, Suite 1900
                            Houston, Texas 77002-4312
                                 (713) 650-3700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                  --------------------------------------------


                                    copy to:

                                 David J. Graham
                             Andrews & Kurth L.L.P.
                            4200 Texas Commerce Tower
                                   600 Travis
                              Houston, Texas 77002
                                 (713) 220-4200

                  --------------------------------------------




                         CALCULATION OF REGISTRATION FEE


                                                                      Proposed           Proposed
                                                    Amount            Maximum            Maximum           Amount of
                                                     to be         Offering Price       Aggregate         Registration
     Title of Securities to be Registered         registered         Per Share        Offering Price          Fee
                                                    250,000            $12.00           $3,000,000           $1,035
Common Stock, $0.01 per share
=============================================== ===============  ==================  ================  ==================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         Sterling Chemicals Holdings, Inc. (the "Company") hereby incorporates by reference the documents listed below. In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), (prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

          (a) The Company's prospectus filed with the Securities and Exchange Commission (the "Commission") on August 16, 1996, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), which prospectus is contained in the registration statement on Form S-1 (Reg. No. 333-04343), as amended.

          (b) The Company's Current Report on Form 8-K, dated as of October 31, 1995.

          (c) The Company's Current Report on Form 8-K, dated as of December 18, 1995.

          (d) The Company's Current Report on Form 8-K, dated as of April 26, 1996, as amended on Form 8-K/A.

          (e) The Company's Current Report on Form 8-K, dated as of August 21, 1996.

          (f) The Company's Quarterly Report on Form 10-Q, for the three months ended December 31, 1996.

          (g) The Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1996.

          (h) The Company's Quarterly Report on Form 10-Q for the three months ended June 30, 1996.

          (i) The Company's Registration Statement on Form 8-A, as amended, dated as of September 20, 1988.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Officers and Directors.

         The Delaware General Corporate Law (the "DGCL") authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by such legislation, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Although the DGCL does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Company's Certificate of Incorporation (the "Charter") limits the liability of the Company's directors to the Company or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by the DGCL. Specifically, directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The inclusion of this provision in the Charter may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and its stockholders.

          The Sterling Chemicals Holdings, Inc. 1996 Employee Stock Purchase Plan (the "Plan") provides that neither the Committee of the Company's Board of Directors which administers the Plan nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including counsel fees) arising therefrom to the full extent permitted by law, the Company's Charter and the Company's Bylaws.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit
Number            Description

    5.1           Opinion of Andrews & Kurth L.L.P.

   15.1 Letter of Arthur Andersen LLP regarding unaudited interim financial information.

   23.1           Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).

   23.2           Consent of Deloitte & Touche LLP.

   23.3           Consent of Coopers & Lybrand L.L.P.

   24.1           Power of Attorney (included in signature page).

   99.1           Sterling Chemicals Holdings, Inc. 1996 Employee Stock
                  Purchase Plan.

Item 9.   Undertakings

         (a)      The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To  include  any  prospectus  required  by  Section
                    10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the  prospectus  any facts or events
                    arising  after  the  effective  date  of  the   Registration
                    Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                         (iii) To include any material  information with respect
                    to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

                         Provided,   however,   that  paragraphs  (a)(1)(i)  and
                    (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 18th day of September, 1996.

                               STERLING CHEMICALS HOLDINGS, INC.


                               By: /s/ F. Maxwell Evans
                                   ------------------------
                                  F. Maxwell Evans
                                  Vice President, General Counsel and Secretary

                                Power of Attorney

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Sterling Chemicals Holdings, Inc. (the "Company"), hereby constitutes and appoints F. Maxwell Evans and Jim P. Wise, or either of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                 Signature                                        Title                                Date


  /s/Frank P. Diassi                          Chairman of the Board of Directors               September 18, 1996
  ------------------
     Frank P. Diassi



  /s/ Robert W. Roten                         President, Chief Executive Officer and           September 18, 1996
  -------------------                         Director (principal executive officer)
  Robert W. Roten


  /s/ Jim P. Wise                             Vice President - Finance and Chief               September 18, 1996
  -------------------                         Financial Officer (principal financial and
  Jim P. Wise                                 accounting officer)



                                      II-5








  /s/F. Maxwell Evans                         Vice President, General Counsel and
- ------------------------                      Secretary                                       September 18, 1996
  F. Maxwell Evans

  /s/J. Virgil Waggoner                       Director                                        September 18, 1996
- ------------------------
  J. Virgil Waggoner



  /s/ Robert B. Calhoun                       Director                                        September 18, 1996
- ------------------------
  Robert B. Calhoun


 -----------------------                      Director
  Allan R. Dragone


  /s/ John L. Garcia                          Director                                        September 18, 1996
- ------------------------
  John L. Garcia


  /s/ George B. Gregory                       Director                                        September 18, 1996
- ------------------------
  George B. Gregory



  /s/ Frank J. Hevrdejs                       Director                                        September 18, 1996
- ------------------------
  Frank J. Hevrdejs



- ------------------------                      Director
  Hunter Nelson


                                  EXHIBIT INDEX

  Exhibit
  Number

  5.1      Opinion of Andrews & Kurth L.L.P.

 15.1 Letter of Arthur Andersen LLP regarding unaudited interim financial information.

 23.1      Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).

 23.2      Consent of Deloitte & Touche LLP

 23.3      Consent of Coopers & Lybrand, L.L.P.

 24.1      Power of Attorney (included in signature page).

 99.1      Sterling Chemicals Holdings, Inc. 1996 Employee Stock Purchase Plan